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                        Consent of Independent Auditors

We consent to the incorporation by reference and the inclusion herein in this Annual Report (Form 10-K) of The Liberty Corporation of our report dated February 17, 1995, included in the 1994 Annual Report to Shareholders of The Liberty Corporation and included in Form 10-K in Exhibit 13.

Our audits also included the financial statement schedules of The Liberty Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Post-Effective Amendment No. 5 to the Registration Statement (form S-8 No. 2-53890) pertaining to the Company's Stock Option Plan, in the Registration Statement (Form S-8 No. 33-34314) pertaining to the 1983 Performance Incentive Compensation Program, in the Registration Statement (Form S-8 No. 33-34816) pertaining to The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan, in the Registration Statement (Form S-8 No. 33-34814) pertaining to the Cosmos Profit Sharing Retirement Plan and Trust, and in the Registration Statement (Form S-8 No. 33-34815) pertaining to The Liberty Corporation Profit Sharing Plan and Trust of our report dated February 17, 1995 with respect to the consolidated financial statements and schedules of The Liberty Corporation included and incorporated by reference in the annual report on Form 10-K and our report dated March 8, 1995 with respect to the financial statements and schedules included in the annual report on Form 11-K of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan for the year ended December 31, 1994.

                                                       /s/ Ernst & Young LLP


March 24, 1995


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